ERNST & YOUNG

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3/A No. 333-18303) of our report dated December 13, 1996, with respect to the Statement of Revenue and Certain Expenses of No. 527 Madison Avenue for the year ended December 31, 1995, included in the Current Report on Form 8-K/A Amendment No. 1 dated February 24, 1997, both filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Stanford, Connecticut
February 27, 1997